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Exhibit 10.29

                               PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT ("Agreement") is made as of the 13th day of September, 2002 by and among ION Networks, Inc., a Delaware corporation (the "Company"), and the Investors set forth on the signature pages affixed hereto (each an "Investor" and collectively the "Investors").

                                    Recitals

          A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended; and

          B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement an aggregate of 166,835 shares of Series A Preferred Stock, par value $.001 per share, of the Company (the "Preferred Stock"), with each share of Preferred Stock being convertible into ten shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), subject to adjustment, and having such other rights, preferences and limitations as set forth in the Certificate of Designations (as defined below); and

          C. Contemporaneous with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"), and applicable state securities laws.

          In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

          "Affiliate" means, with respect to any Person, any other Person which directly or indirectly Controls, is controlled by, or is under common control with, such Person.

          "Agreements" means this Agreement and the Registration Rights
Agreement.

          "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

          "Certificate of Designations" means the Amended and Restated Certificate of Designation of Rights, Preferences and Limitations of Series A Preferred Stock as filed with the

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Company's Certificate of Amendment to the Certificate of Incorporation and
attached hereto as Exhibit A.

          "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Conversion Shares" means the shares of Common Stock issued or issuable upon the conversion of the Preferred Stock in accordance with the terms of the Certificate of Designations.

          "Material Adverse Effect" means a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise) or business, of the Company and its subsidiaries taken as a whole.

          "Nasdaq" means the NASDAQ SmallCap Market.

          "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

          "Purchase Price" means One Dollar and Eighty Cents ($1.80) per share of Preferred Stock.

          "SEC Filings" has the meaning set forth in Section 4.6.

          "Securities" means the Shares and the Conversion Shares.

          "Shares" means the shares of Preferred Stock being purchased by the Investors hereunder.

          "Subsidiary" has the meaning set forth in Section 4.1.

          "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares in the respective amounts set forth opposite the Investors' names on the signature pages attached hereto in exchange for the Purchase Price per share, as specified in Section 3 below.

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     3.   Closing. Upon confirmation that the conditions to closing specified herein have been satisfied, the Company shall deliver to Morrison & Foerster LLP, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares, with instructions that such certificates are to be held for release to the Investors only upon payment of the Purchase Price for such Shares to the Company. Each Investor shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Purchase Price multiplied by the number of Shares being purchased by such Investor as set forth on the signature pages to this Agreement. On the date (the "Closing Date") the Company receives such funds, the certificates evidencing the Shares shall be released to the Investors (the "Closing"). The purchase and sale of the Shares shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York, or at such other location and on such other date as the Company and the Investors shall mutually agree.

     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that:

          4.1. Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its subsidiaries (the "Subsidiaries") is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect.

          4.2. Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

          4.3. Capitalization. The Company's Quarterly Report on Form 10-QSB, as amended, for the quarter ended June 30, 2002 (the "10-Q") sets forth (a) the authorized capital stock of the Company on the date thereof and (b) the number of shares of capital stock issued and outstanding. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law. The rights, privileges and preferences of the Preferred Stock will be as stated in the Certificate of Designations.

          4.4. Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable free and clear of all encumbrances and restrictions, except for restrictions on

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transfer set forth in this Agreement or imposed by applicable securities laws.
The Conversion Shares have been duly and validly authorized and reserved for issuance. Upon the conversion of the Shares, the Conversion Shares issuable upon such exercise will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for any restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.

          4.5. Consents. Assuming the accuracy of the representations and warranties of the Investors contained in Section 5 and except for the consent of Special Situations Fund III, the execution, delivery and performance by the Company of the Agreements and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

          4.6. Delivery of SEC Filings; Business. The Company has provided the Investors with copies of the Company's most recent Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, as amended, (the "10-K"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

          4.7. Use of Proceeds. The proceeds of the sale of the Preferred Stock hereunder shall be used by the Company for working capital and general corporate purposes.

          4.8. No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof, or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

          4.9. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

          4.10. No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

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          4.11. No Integrated Offering. Neither the Company nor any of its
Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) and Regulation D under the 1933 Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

          4.12. Private Placement. Assuming the accuracy of the representations and warranties of the Investors contained in Section 5, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

     5. Representations and Warranties of Each Investor. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

          5.1. Organization and Existence. If not a natural person, such Investor is a validly existing corporation, limited partnership or limited liability company, as the case may be, and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement. If a natural person, such individual is an adult and is competent to invest in the Securities pursuant to this Agreement.

          5.2. Authorization. The execution, delivery and performance by the Investor of the Agreements have been duly authorized and the Agreements will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

          5.3. Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

          5.4. Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. The Investor has relied solely on the information in the SEC Filings in making its decision to purchase the Shares hereby and did not rely on any statements or other representations that may have been made by any officers, directors, employees, agents or other representatives of the Company or any of the Subsidiaries.

          5.5. Disclosure of Information. The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the

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Investor shall modify, amend or affect the Investor's right to rely on the
Company's representations and warranties contained in this Agreement.

          5.6. Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

          5.7. Placement Agent. Each of the Investors acknowledges and accepts that Halpern Capital, the placement agent in this transaction, is controlled by Baruch Halpern, a director of the Company. The Investors have not relied on any representations or other statements made by Halpern Capital or any of its employees, agents or other representatives.

          5.8. Legends. It is understood that, until the earlier of (i) registered resale pursuant to the Registration Rights Agreement or (ii) the time when such Securities may be sold pursuant to Rule 144(k), certificates evidencing such Securities may bear the following or any similar legend:

                (a) "The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws."

                (b) If required by the authorities of any state in connection with the issuance or sale of the Securities, the legend required by such state authority.

          5.9. Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

          5.10. No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or other form of general solicitation.

          5.11. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

          5.12. Morrison and Foerster LLP. Morrison & Foerster LLP is the independent legal counsel of the Company and not the Investors. The Investor has not relied on any statements or advice of any attorneys employed by Morrison & Foerster LLP in connection with the Agreements. The Investors have had the opportunity to consult with their own separate independent legal counsel in connection with the Agreements, the Certificate of Designations and the transactions contemplated thereby.

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     6.   Conditions to the Closings.

          6.1. Conditions to the Investors' Obligations. The obligation of the Investors to purchase the Shares at the Closing is subject to the fulfillment to the Investors' satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investors agreeing hereunder to purchase a majority of the Shares (the "Required Investors") which shall constitute a waiver on behalf of all Investors:

               (a) The representations and warranties made by the Company in
Section 4 hereof shall be true and correct at all times prior to the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

               (b) The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities, all of which shall be in full force and effect.

               (c) The Company shall have executed and delivered the Registration Rights Agreement.

               (d) The Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware.

               (e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the Registration Rights Agreement.

          6.2. Conditions to Obligations of the Company. The Company's obligation to sell and issue the Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

               (a) The representations and warranties made by the Investors in
Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the "Investment
Representations"), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

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               (b) The Investors shall have executed and delivered the
Registration Rights Agreement.

               (c) The Investors shall have delivered the Purchase Price to the Company.

          6.3. Termination of Obligations to Effect Closing; Effects.

               (a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

                    (i) Upon the mutual written consent of the Company and the Required Investors;

                    (ii)  By the Company if any of the conditions set forth in
Section 6.2 shall have become incapable of fulfillment on or prior to September 16, 2002, and shall not have been waived by the Company;

                    (iii) By the Required Investors if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment on or prior to September 16, 2002, and shall not have been waived by the Required Investors; or

                    (iv) By either the Company or the Required Investors if the Closing has not occurred on or prior to September 16, 2002. provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

               (b) In the event of termination by the Company or the Required Investors of their obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other parties hereto and the obligation of all parties to effect the Closing shall be terminated, without further action by any party. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the Registration Rights Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the Registration Rights Agreement.

     7.   Covenants and Agreements of the Company.

          7.1. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Preferred Stock, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Preferred Stock issued pursuant to this Agreement in accordance with its terms.

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          7.2. Listing of Underlying Shares and Related Matters. Promptly
following the date hereof, the Company shall take such action as may be required to cause the Conversion Shares to be listed on Nasdaq. Further, if the Company applies to have its Common Stock traded on any other principal stock exchange or market, it shall include in such application the Conversion Shares and will take such other action as is necessary to cause such Common Stock to be so listed.

          7.3 Stockholders. If the issuance of the Conversion Shares would require stockholder approval due to any statute, rule, regulation or order of any governmental agency or body or any court, domestic, or foreign, having jurisdiction over the Company, the Company will, prior to issuing the Conversion Shares, take such other action as is necessary to obtain such stockholder approval.

     8.   Survival and Indemnification.

          8.1. Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of one (1) year from the date of this Agreement; provided, however, that the provisions contained in
Section 7 hereof shall survive in accordance therewith.

          8.2. Indemnification. The Company agrees to indemnify and hold harmless, on an after-tax and after insurance recovery basis, each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement, and will reimburse any such Person for all such amounts as they are incurred by such Person; provided however, that if the Investor or such indemnified Person shall have had knowledge of the breach or knowledge of the facts constituting or underlying the breach, such Person shall not be entitled to indemnification pursuant to this Section 8.2.

          8.3. Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall

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have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

     9.   Miscellaneous.

          9.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Required Investors, as applicable, provided, however, (i) an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate acquiring some portion or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company and the other Investors, provided, that such Affiliate makes the representations and warranties in Section 5 hereof and no such assignment or obligation shall affect the obligations of such Investor hereunder, and (ii) the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation, without the prior written consent of the Investors, after notice duly given by the Company to the Investors. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          9.2. Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

          9.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given

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upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

               If to the Company:

                    ION Networks, Inc.
                    1551 South Washington Avenue
                    Piscataway, New Jersey 08854
                    Attention: Pauline Ung, Esq.
                    Fax: (732) 529-0054

               With a copy to:

                    Morrison & Foerster LLP
                    1290 Avenue of the Americas
                    New York, New York 10104-0050
                    Attention: Jeffrey Marcus, Esq.
                    Fax: (212) 468-8137

               If to the Investors, to the respective addresses set forth on the signature pages hereto.

          9.5. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of counsel to the Investors, but not in excess of $3,000. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

          9.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

          9.7. Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance.

          9.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

          9.9. Entire Agreement. The Agreements, including the Exhibits, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

          9.10. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          9.11. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                                ION NETWORKS, INC.


                                            By: /s/ Kam Saifi
                                                --------------------
                                            Name:  Kam Saifi
                                            Title: President and CEO

The Investors:                    Jonathan Brown


                                  By: /s/ Jonathan Brown
                                      ----------------------------

Aggregate Purchase Price: $5,000.40
Number of Shares: 2,778


Address for Notice:
                                  30 West Street
                                  Monmouth Beach, New Jersey 07750


                                  Stephen Deixler


                                  By: /s/ Stephen Deixler
                                      ----------------------------

Aggregate Purchase Price: $86,500.80
Number of Shares: 48,056


Address for Notice:
                                  371 Eagle Drive
                                  Jupiter, Florida 33477

The Investors (continued):        Baruch Halpern and Shoshana Halpern
                                  (as joint tenants with right of survivorship and not as tenants in common)


                                  By: /s/ Baruch Halpern
                                      ----------------------------------

                                  By: /s/ Shoshana Halpern
                                      ----------------------------------

Aggregate Purchase Price: $86,500.80
Number of Shares: 48,056


Address for Notice:
                                  167 East 61/st/ Street, Apt. 10A
                                  New York, New York 10021


                                  Frank Russo


                                  By: /s/ Frank Russo
                                      ----------------------------------

Aggregate Purchase Price: $50,000.40
Number of Shares: 27,778


Address for Notice:
                                  21 Charlotte Hill Drive
                                  Bernardsville, New Jersey 07924-2000

The Investors (continued):        Cameron Saifi


                                  By: /s/ Cameron Saifi
                                      ------------------------------

Aggregate Purchase Price: $15,300.00
Number of Shares:  8,500


Address for Notice:
                                  1407 Deer Path
                                  Mountainside, New Jersey 07092


                                  Kam Saifi


                                  By: /s/ Kam Saifi
                                      ------------------------------

Aggregate Purchase Price: $25,000.20
Number of Shares:  13,889


Address for Notice:
                                  2041 Winding Brook Way
                                  Westfield, New Jersey 07090

The Investors (continued):        Alexander Stark


                                  By: /s/ Alexander Stark
                                      ------------------------


Aggregate Purchase Price: $25,000.20
Number of Shares:  13,889


Address for Notice:
                                  356 Eagle Drive
                                  Jupiter, Florida 33477


                                  William Whitney


                                  By: /s/ William Whitney
                                      ------------------------

Aggregate Purchase Price: $7,000.20
Number of Shares: 3,889


Address for Notice:
                                  131 Westfield Road
                                  Fanwood, New Jersey 07023

                                    Exhibit A

                              AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATION
                                       OF
                RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                               ION NETWORKS, INC.


     The undersigned officer of ION Networks, Inc., a corporation organized and existing under the General Corporation Law of Delaware (the "Company"), does hereby certify:

     That, pursuant to the authority conferred upon the Board of Directors of the Company by its Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of Delaware, the Board of Directors, at a duly constituted meeting, adopted the following recitals and resolution, which resolution remains in full force and effect on the date hereof:

     WHEREAS, the Certificate of Incorporation of the Company, as amended, provides for a class of stock designated "Preferred Stock";

     WHEREAS, the Certificate of Incorporation of the Company, as amended, provides that the Preferred Stock may be issued from time to time in one or more series and authorizes the Board of Directors of the Company to fix and determine or alter the powers, designations, preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting any such series and the designation thereof;

     WHEREAS, the Board of Directors, pursuant to its authority as aforesaid, has provided for a series of Preferred Stock of the Company consisting of 200,000 shares designated as "Series A Preferred Stock" and has fixed and determined the powers, designations, preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions thereof and other matters relating to the Series A Preferred Stock by previously filing a Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series A Preferred Stock; and

     WHEREAS, the Corporation wishes to amend and restate such powers, designations, preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions of the Series A Preferred Stock and other matters relating to the Series A Preferred Stock;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby amend and restate the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series A Preferred Stock as follows:

          1. Dividend Provisions. No dividends shall be paid to the holders of Series A Preferred Stock.

          2. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to One Dollar and Eighty Cents ($1.80) (the "Original Series A
Issue Price"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution to stockholders shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this paragraph.

          3. Redemption. Neither the Company nor the holders of Series A Preferred Stock shall have the unilateral right to call or redeem or cause to have called or redeemed any shares of the Series A Preferred Stock.

          4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a)   Right to Convert.

                     (i) Each share of Series A Preferred Stock, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such stock, shall convert into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

                     (ii) The Conversion Price per share for shares of Series A Preferred Stock shall be eighteen cents ($0.18); provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth below.

               (b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted the Series A Preferred Stock until immediately prior to the closing of such sale of securities.

               (c) Conversion Price Adjustments of Series A Preferred Stock. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                     (i) No adjustment of the Conversion Price for any series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for below, no adjustment of such Conversion Price pursuant to this Section shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                     (ii) In the event the Company should at any time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                     (iii) If the number of shares of Common Stock outstanding at any time after the applicable Purchase Date is decreased by a reverse stock split or other combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (d) Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights, then, in each such case for the purpose of this Section 4(d), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of such series of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

               (e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in
Section 4(c)), provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of the Preferred Stock held by such holder would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of
Section 4(c) with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of Section 4(c) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such series of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (f) No Impairment. The Company will not, by amendment of its Amended Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Section 4(c) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

               (g)   No Fractional Shares and Certificate as to Adjustments,

                     (i) No fractional shares shall be issued upon the conversion of any share or shares of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board of Directors. The number of shares of Common Stock to be issued upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                     (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to
Section 4(c), the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each record holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for Series A Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock.

               (h) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each record holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (i) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of the Series A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Amended Certificate of Incorporation.

               (j) Notices. Any notice required by the provisions of Section 4(c) to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

          5. Voting Rights. Except as specifically provided in Section 6, the Series A Preferred Stock shall not have voting rights.

          6.   Protective Provisions.

               (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting separately as a single class:

                     (i) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely such shares of Series A Preferred Stock;

                     (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

                     (iii) authorize or issue, or obligate itself to issue, any equity security (other than Series A Preferred Stock), including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series A Preferred Stock with respect to dividends, liquidation, redemption or voting; or

                     (iv) effect any reclassification or recapitalization of the Series A Preferred Stock;

          7. Status of Redeemed or Converted Stock. In the event any shares of Series A Preferred Stock shall be converted as provided for herein, the shares so redeemed or converted shall be cancelled and shall not be issuable by the Company.

     IN WITNESS WHEREOF, ION Networks, Inc. has caused this Amended and Restated Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series A Preferred Stock to be executed by its duly authorized officer this 13th day of September, 2002.




                                               /s/ Kam Saifi
                                        ----------------------------------------
                                        Name:  Kam Saifi
                                        Title: Chief Executive Officer